 February 2025

Preliminary Pricing Supplement No. 6,480

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 7, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide a minimum payment at maturity of only 20% of the stated principal amount. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the Nasdaq-100® Technology Sector IndexSM, the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF, which we refer to as the underlyings, is at or above 70% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing level of any of the underlyings is less than its respective coupon barrier level on any observation date, we will pay no interest for the related monthly period. Beginning after six months, the securities will be automatically redeemed if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that no underlying has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final level of any of the underlyings is less than 80% of its respective initial level, meaning that one or more underlyings have declined by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 3-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlyings, the fact that the securities are linked to three underlyings does not provide any asset diversification benefits and instead means that a decline in the level of any of the underlyings below the relevant coupon barrier level will result in no contingent monthly coupons, even if one or both of the other underlyings close at or above the respective coupon barrier level(s). Because all payments on the securities are based on the worst performing of the underlyings, a decline of any of the underlyings by an amount greater than the buffer amount as of the final observation date will result in a loss of your investment, even if one or both of the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlyings. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 36.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”), SPDR® S&P® Regional Banking ETF (the “KRE Shares”) and VanEck® Gold Miners ETF (the “GDX Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 13, 2025
Original issue date:	February 19, 2025 (3 business days after the pricing date)
Maturity date:	February 17, 2028
Early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date.

Following this 6-month initial non-call period, if, on any redemption determination date, beginning on August 13, 2025, the determination closing level of each of the underlyings is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing level of any of the underlyings is below its respective initial level on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing level:

With respect to the NDXT Index, the index closing value for such underlying on any redemption determination date or observation date (other than the final observation date)

With respect to the KRE Shares, the closing price for such underlying on any redemption determination date or observation date (other than the final observation date) times the adjustment factor on such redemption determination date or observation date, as applicable

With respect to the GDX Shares, the closing price for such underlying on any redemption determination date or observation date (other than the final observation date) times the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:

Starting on August 13, 2025, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates,” subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events.

Early redemption dates:

Starting on August 18, 2025, monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 9.60% (corresponding to approximately $8.00 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the determination closing level of any of the underlyings is less than its respective coupon barrier level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more of the underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons.

Buffer amount:

With respect to each of the underlyings, 20%. As a result of the buffer amount of 20%, the level at or above which each of the underlyings must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the NDXT Index, , which is equal to 80% of its initial level

With respect to the KRE Shares, $ , which is equal to 80% of its initial level

With respect to the GDX Shares, $ , which is equal to 80% of its initial level

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that no underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level: the stated principal amount and the contingent monthly coupon with respect to the final observation date

●If the final level of any of the underlyings is less than 80% of its respective initial level, meaning that one or more underlyings have decreased by an amount greater than the buffer amount of 20% from the respective initial level(s):

$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)]

If the final level of each of the underlyings is greater than or equal to its respective coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date.

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $946.10 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000 $ $
Total	$ $ $

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)See “Use of proceeds and hedging” on page 34.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Terms continued from previous page:
Coupon barrier level:

With respect to the NDXT Index, , which is equal to 70% of its initial level

With respect to the KRE Shares, $ , which is equal to 70% of its initial level

With respect to the GDX Shares, $ , which is equal to 70% of its initial level

Initial level:

With respect to the NDXT Index, , which is the index closing value for such underlying on the pricing date

With respect to the KRE Shares, $ , which is the closing price for such underlying on the pricing date

With respect to the GDX Shares, $ , which is the closing price for such underlying on the pricing date

Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each of the underlyings, to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events. We also refer to February 14, 2028 as the final observation date.

Final level:

With respect to the NDXT Index, the index closing value of the NDXT Index on the final observation date

With respect to the KRE Shares, the closing price of one KRE Share on the final observation date times the adjustment factor on such date

With respect to the GDX Shares, the closing price of one GDX Share on the final observation date times the adjustment factor on such date

Minimum payment at maturity:	$200 per security (20% of the stated principal amount)
Adjustment factor:	With respect to each of the KRE Shares and the GDX Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Underlying percent change:	With respect to each underlying: (final level – initial level) / initial level
CUSIP / ISIN:	61778CFM2 / US61778CFM29
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
March 13, 2025*	March 18, 2025*
April 14, 2025*	April 17, 2025*
May 13, 2025*	May 16, 2025*
June 13, 2025*	June 18, 2025*
July 14, 2025*	July 17, 2025*
August 13, 2025	August 18, 2025
September 15, 2025	September 18, 2025
October 13, 2025	October 16, 2025
November 13, 2025	November 18, 2025
December 15, 2025	December 18, 2025
January 13, 2026	January 16, 2026
February 13, 2026	February 19, 2026
March 13, 2026	March 18, 2026
April 13, 2026	April 16, 2026
May 13, 2026	May 18, 2026
June 15, 2026	June 18, 2026
July 13, 2026	July 16, 2026
August 13, 2026	August 18, 2026
September 14, 2026	September 17, 2026
October 13, 2026	October 16, 2026
November 13, 2026	November 18, 2026
December 14, 2026	December 17, 2026
January 13, 2027	January 19, 2027
February 16, 2027	February 19, 2027
March 15, 2027	March 18, 2027
April 13, 2027	April 16, 2027
May 13, 2027	May 18, 2027
June 14, 2027	June 17, 2027
July 13, 2027	July 16, 2027
August 13, 2027	August 18, 2027
September 13, 2027	September 16, 2027
October 13, 2027	October 18, 2027
November 15, 2027	November 18, 2027
December 13, 2027	December 16, 2027
January 13, 2028	January 19, 2028
February 14, 2028 (final observation date)	February 17, 2028 (maturity date)

*The securities are not subject to automatic early redemption until the sixth coupon payment date, which is August 18, 2025.

February 2025 Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Investment Summary

Contingent Income Buffered Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the Nasdaq-100® Technology Sector IndexSM, the SPDR® S&P® Regional Banking ETF and the VanEck® Gold Miners ETF, which we refer to as the underlyings, is at or above 70% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing level of any of the underlyings is less than its respective coupon barrier level on any observation date, we will pay no interest for the related monthly period. Beginning after six months, the securities will be automatically redeemed if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that no underlying has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final level of any of the underlyings is less than 80% of its respective initial level, meaning that one or more underlyings have declined by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. Investors will not participate in any appreciation of any of the underlyings.

Maturity:	Approximately 3 years
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 9.60% (corresponding to approximately $8.00 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the determination closing level of any of the underlyings is less than its respective coupon barrier level, we will pay no coupon for the applicable monthly period.

Automatic early redemption monthly starting after six months:

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this 6-month initial non-call period, if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date, beginning on August 13, 2025, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that no underlying has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon.

If the final level of any of the underlyings is less than 80% of its respective initial level, meaning that one or more underlyings have declined by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. If the final level of each of the underlyings is greater than or equal to its respective coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment.

February 2025 Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $946.10, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the buffer amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2025 Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each of the underlyings closes at or above its respective coupon barrier level on the monthly observation dates, unless the securities are redeemed early. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 3-year term of the securities, and the payment at maturity may be up to 80% less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlyings closes at or above its respective coupon barrier level on some monthly observation dates, but one or more of the underlyings close below the respective coupon barrier level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing level of any of the underlyings is below its respective coupon barrier level on the related observation date.

Beginning after six months, when each of the underlyings closes at or above its respective initial level on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each of the underlyings closes at or above its respective coupon barrier level on some monthly observation dates, but one or more of the underlyings close below the respective coupon barrier level(s) on the others, and at least one of the underlyings closes below its initial level on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing level of one or more of the underlyings is below the respective coupon barrier level(s) on the related observation date. On the final observation date, each of the underlyings closes at or above 80% of its respective initial level, meaning that no underlying has declined by an amount greater than the buffer amount of 20%. At maturity, investors will receive the stated principal amount and the related contingent monthly coupon.

February 2025 Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that each of the underlyings closes at or above its respective coupon barrier level on some monthly observation dates, but one or more of the underlyings close below the respective coupon barrier level(s) on the others, and at least one of the underlyings closes below its initial level on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing level of each of the underlyings is greater than or equal to its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing level of one or more of the underlyings is below the respective coupon barrier level(s) on the related observation date. On the final observation date, at least one of the underlyings closes below 80% of its respective initial level, meaning that such underlying has declined by an amount greater than the buffer amount of 20%. At maturity, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. If the final level of each of the underlyings is greater than or equal to its respective coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 80% of their investment in the securities.

February 2025 Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing levels on each monthly observation date, (2) the determination closing levels on each monthly redemption determination date (starting after six months) and (3) the final levels. Please see “Hypothetical Examples” beginning on page 9 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting After Six Months)

February 2025 Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 9.

February 2025 Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing level of each of the underlyings on each monthly observation date, and the amount you will receive at maturity will be determined by reference to the final level of each of the underlyings on the final observation date. The actual initial level and coupon barrier level for each of the underlyings will be determined on the pricing date. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

9.60% per annum (corresponding to approximately $8.00 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

Automatic Early Redemption (starting after six months):

If the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date, beginning on August 13, 2025, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final level of any of the underlyings is less than 80% of its respective initial level:

$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)]

If the final level of each of the underlyings is greater than or equal to its respective coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date.

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Stated Principal Amount:	$1,000
Minimum Payment at Maturity:	$200 per security
Hypothetical Initial Level:	With respect to the NDXT Index: 10,000 With respect to the KRE Shares: $64.00 With respect to the GDX Shares: $40.00
Hypothetical Coupon Barrier Level:

With respect to the NDXT Index: 7,000, which is 70% of its hypothetical initial level

With respect to the KRE Shares: $44.80, which is 70% of its hypothetical initial level

With respect to the GDX Shares: $28.00, which is 70% of its hypothetical initial level

Buffer Amount:	With respect to each of the underlyings: 20%

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $8.00 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Level			Hypothetical Contingent Monthly Coupon
	NDXT Index	KRE Shares	GDX Shares
Hypothetical Observation Date 1	9,900 (at or above its coupon barrier level)	$57.20 (at or above its coupon barrier level)	$39.00 (at or above its coupon barrier level)	$8.00
Hypothetical Observation Date 2	9,700 (at or above its coupon barrier level)	$52.00 (at or above its coupon barrier level)	$25.00 (below its coupon barrier level)	$0

February 2025 Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Hypothetical Observation Date 3	6,050 (below its coupon barrier level)	$35.60 (below its coupon barrier level)	$36.25 (at or above its coupon barrier level)	$0
Hypothetical Observation Date 4	5,700 (below its coupon barrier level)	$41.20 (below its coupon barrier level)	$25.00 (below its coupon barrier level)	$0

On hypothetical observation date 1, each of the underlyings closes at or above its respective coupon barrier level. Therefore, a contingent monthly coupon of $8.00 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one of the underlyings closes at or above its respective coupon barrier level but one or both of the other underlyings close below the respective coupon barrier level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlyings closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing level of any of the underlyings is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

In the following examples, one or more of the underlyings close below the respective initial level(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Level			Payment at Maturity
	NDXT Index	KRE Shares	GDX Shares
Example 1:	14,000 (at or above 80% of initial level)	$56.00 (at or above 80% of initial level)	$47.50 (at or above 80% of initial level)	$1,008.00 (the stated principal amount and the contingent monthly coupon with respect to the final observation date)
Example 2:	3,000 (below 80% of initial level)	$62.80 (at or above 80% of initial level)	$33.75 (at or above 80% of initial level)	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)] = $1,000 + [$1,000 × (-70% + 20%)] = $1,000 + ($1,000 × -50%) = $500
Example 3:	7,800 (at or above coupon barrier level but below 80% of initial level)	$49.28 (at or above coupon barrier level but below 80% of initial level)	$30.00 (at or above coupon barrier level but below 80% of initial level)

$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)] + the contingent monthly coupon with respect to the final observation date
= $1,000 + [$1,000 × (-25% + 20%)] + $8.00
= $1,000 + ($1,000 × -5%) + $8.00 = $958

Example 4:	4,000 (below 80% of initial level)	$12.80 (below 80% of initial level)	$20.00 (below 80% of initial level)	$1,000 + [$1,000 × (underlying percent change of the worst performing underlying + 20%)] = $1,000 + [$1,000 × (-80% + 20%)] = $1,000 + ($1,000 × -60%) = $400

In example 1, the final level of each of the underlyings is at or above 80% of its initial level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of any of the underlyings.

In example 2, the final levels of two of the underlyings are at or above 80% of the respective initial level(s), but the final level of the other underlying is below 80% of its initial level. Therefore, investors are exposed to the downside performance of the NDXT Index, which is the worst performing underlying in this example, and investors lose 1% of principal for every 1% decline in the final level of the NDXT Index from its initial level beyond the buffer amount of 20%. The payment at maturity in this example is equal to $500 per security. Investors do not receive the contingent monthly coupon for the final observation date.

February 2025 Page 10

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

In example 3, the final level of each of the underlyings is below 80% of its respective initial level. Therefore, investors are exposed to the downside performance of the GDX Shares, which represent the worst performing underlying in this example, and investors lose 1% of principal for every 1% decline in the final level of the GDX Shares from their initial level beyond the buffer amount of 20%. However, because the final level of each of the underlyings is greater than or equal to its respective coupon barrier level, investors receive the contingent monthly coupon with respect to the final observation date. The payment at maturity in this example is equal to $958 per security.

In example 4, the final level of each of the underlyings is below 80% of its respective initial level. Therefore, investors are exposed to the downside performance of the KRE Shares, which represent the worst performing underlying in this example, and investors lose 1% of principal for every 1% decline in the final level of the KRE Shares from their initial level beyond the buffer amount of 20%. The payment at maturity in this example is equal to $400 per security. Investors do not receive the contingent monthly coupon for the final observation date.

If the final level of ANY of the underlyings is below 80% of its initial level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than the stated principal amount per security. Under these circumstances, you will lose some, and up to 80%, of your investment in the securities.

February 2025 Page 11

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities provide a minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that they provide a minimum payment at maturity of only 20% of the stated principal amount of the securities, subject to our credit risk. If the securities have not been automatically redeemed prior to maturity and if the final level of any of the underlyings is less than 80% of its respective initial level, meaning that one or more underlyings have declined by an amount greater than the buffer amount of 20%, you will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. In this case, the payment at maturity will be less than the stated principal amount. You could lose up to 80% of your investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the underlyings is at or above 70% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the determination closing level of any of the underlyings is lower than its respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing level of one or more of the underlyings could remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based only on the determination closing levels of the underlyings on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing level of each of the underlyings on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlyings on monthly observation dates, if the determination closing level of any of the underlyings on any observation date is below its respective coupon barrier level, you will receive no coupon for the related interest period even if the price(s) of one or more of the underlyings were higher on other days during that interest period.

￭Investors will not participate in any appreciation of any of the underlyings. Investors will not participate in any appreciation of any of the underlyings, and the return on the securities will be limited to the contingent monthly coupon that is paid with respect to each observation date on which each determination closing level is greater than or equal to its respective coupon barrier level, if any.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured,

February 2025 Page 12

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the levels of the underlyings on any day, including in relation to the respective coupon barrier levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the NDXT Index and the share underlying indices,

owhether the determination closing level of any of the underlyings has been below its respective coupon barrier level on any observation date,

odividend rates on the stocks constituting the NDXT Index and the share underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the NDXT Index or and the share underlying indices or securities markets generally and which may affect the levels of the underlyings, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of the NDXT Index and the share underlying indices,

othe occurrence of certain events affecting the KRE Shares and the GDX Shares that may or may not require an adjustment to an adjustment factor,

othe exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the NYSE Arca Gold Miners Index trade, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the level of any of the underlyings at the time of sale is near or below its respective coupon barrier level or if market interest rates rise.

The price of any or all of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The levels of one or more of the underlyings may decrease and be below the respective coupon barrier level(s) on each observation date so that you will receive no return on your investment, and one or more of the underlyings may decline by an amount greater than the buffer amount as of the final observation date so that you lose some or a significant portion of your initial investment in the securities. There can be no assurance that the closing price of each of the underlyings will be at or above its respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that no underlying will decline by an amount greater than the buffer amount of 20% as of the final observation date so that you do not suffer a loss on your initial investment in the securities. See “Nasdaq-100® Technology Sector IndexSM Overview,” “SPDR® S&P® Regional Banking ETF Overview” and “VanEck® Gold Miners ETF Overview” below.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

February 2025 Page 13

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the NDXT Index or the share underlying indices. Investing in the securities is not equivalent to investing in the underlyings or the component stocks of the NDXT Index or the share underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the NDXT Index or the share underlying indices.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying indices), including taking positions in the KRE Shares and the GDX Shares, the stocks constituting the NDXT Index or the share underlying indices, futures and/or options contracts on the underlyings or the component stocks of the share underlying indices listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade

February 2025 Page 14

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

the underlyings and other financial instruments related to the underlyings and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any of the underlyings and, therefore, (i) the level at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the coupon barrier level for such underlying, which is the level at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlyings), and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlyings on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the coupon barrier levels, the final levels, the payment at maturity, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factors and the selection of a successor index or calculation of the closing level of any underlying in the event of a market disruption event or discontinuance of the NDXT Index or the share underlying indices. These potentially subjective determinations may adversely affect the payout to you upon an automatic early redemption or at maturity. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Antidilution Adjustments” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings, with respect to both the contingent monthly coupons, if any, and the payment at maturity. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be contingent upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by any of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent monthly coupons, each of the underlyings must close at or above its respective coupon barrier level on the applicable observation date. In addition, if any of the underlyings has declined to below 80% of its respective initial level as of the final observation date, meaning that one or more underlyings have declined by an amount greater than the buffer amount of 20%, you will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent monthly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that one or more underlyings will close below the respective coupon barrier level(s) on any observation date, and decline by more than the buffer amount at maturity, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a loss on your investment. In addition, because each underlying must close above its respective initial level on a monthly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the NDXT Index are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the NDXT Index, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the NDXT Index and, therefore, on the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the NYSE Arca Gold Miners Index and that are generally tracked by the GDX Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

February 2025 Page 16

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Because the GDX Shares primarily invest in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the underlying shares are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDX Shares invest to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the banking sector. The stocks included in the S&P® Regional Banks Select Industry Index and that are generally tracked by the KRE Shares are issued by companies whose primary lines of business are directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

Investments in regional banks, which may be small or medium in size, may involve greater risk than investing in larger, more established banks. Securities of regional banks are often less liquid and subject to greater volatility and less trading volume than is customarily associated with securities of larger banks. A regional bank's financial performance may be dependent upon the business environment in certain geographic regions of the United States and, as a result, adverse economic or employment developments in such regions may negatively impact such regional bank.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The GDX Shares are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross

February 2025 Page 17

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The securities are subject to currency exchange rate risk. Because the price of the GDX Shares tracks the performance of the NYSE Arca Gold Miners Index, holders of the securities will be exposed to currency exchange rate risk with respect the currencies in which the component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the share underlying index, NYSE Arca Gold Miners Index, the price of the GDX Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the share underlying index, the United States and other countries important to international trade and finance.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the KRE Shares and the GDX Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the KRE and the GDX Shares. However, the calculation agent will not make an adjustment for every event that could affect the KRE Shares and the GDX Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the NDXT Index could adversely affect the value of the securities. The publisher of the NDXT Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of the NDXT Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant initial level or coupon barrier level, as applicable (depending also on the performance of the other underlyings).

￭Adjustments to the KRE Shares and the GDX Shares or the share underlying indices could adversely affect the value of the securities. The investment adviser to each of the KRE Shares and the GDX Shares (the “underlying shares”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the respective share underlying index. The publisher may add, delete or substitute the stocks constituting the respective share underlying index or make other methodological changes that could change the value of such share underlying index. The publisher of each of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted

February 2025 Page 18

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities.

￭The performance and market price of each of the KRE Shares and the GDX Shares, particularly during periods of market volatility, may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate the respective share underlying indices, and each may hold securities that are different than those included in the respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and the respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and the respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each of the underlying shares or the value of the respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if either of the underlying shares is underperforming the respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

February 2025 Page 19

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark.

Information as of market close on February 3, 2025:

Bloomberg Ticker Symbol:	NDXT
Current Index Value:	10,766.32
52 Weeks Ago:	10,017.66
52 Week High (on 7/10/2024):	11,224.97
52 Week Low (on 8/5/2024):	9,288.31

The following graph sets forth the daily closing values of the NDXT Index for the period from January 1, 2020 through February 3, 2025. The related table sets forth the published high and low closing values, as well as the end-of-quarter closing values, of the NDXT Index for each quarter in the same period. The closing value of the NDXT Index on February 3, 2025 was 10,766.32. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical values of the NDXT Index should not be taken as an indication of its future performance, and no assurance can be given as to the level of the NDXT Index at any time, including on the redemption determination dates or the observation dates.

NDXT Index - Daily Closing Values January 1, 2020 to February 3, 2025

February 2025 Page 20

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM	High	Low	Period End
2020
First Quarter	5,954.62	4,030.77	4,606.71
Second Quarter	5,960.27	4,378.75	5,960.27
Third Quarter	6,915.12	5,948.33	6,401.73
Fourth Quarter	7,563.77	6,307.99	7,541.05
2021
First Quarter	8,480.86	7,197.59	7,866.84
Second Quarter	8,721.40	7,468.71	8,681.21
Third Quarter	9,228.96	8,348.04	8,606.64
Fourth Quarter	9,855.42	8,413.37	9,575.39
2022
First Quarter	9,565.42	7,193.06	8,320.06
Second Quarter	8,495.52	6,054.97	6,248.30
Third Quarter	7,489.94	5,723.83	5,723.83
Fourth Quarter	6,344.14	5,350.93	5,751.76
2023
First Quarter	7,129.20	5,647.49	7,129.20
Second Quarter	8,164.64	6,494.21	8,048.90
Third Quarter	8,597.36	7,705.63	7,939.24
Fourth Quarter	9,661.82	7,528.82	9,587.92
2024
First Quarter	10,686.65	9,098.91	10,420.33
Second Quarter	10,883.35	9,500.55	10,790.65
Third Quarter	11,224.97	9,288.31	10,443.26
Fourth Quarter	11,142.01	10,154.19	10,271.66
2025
First Quarter (through February 3, 2025)	11,048.69	10,243.04	10,766.32

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

February 2025 Page 21

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

SPDR® S&P® Regional Banking ETF Overview

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index. The SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF. Information provided to or filed with the Commission by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Regional Banking ETF is accurate or complete.

Information as of market close on February 3, 2025:

Bloomberg Ticker Symbol:	KRE UP
Current Share Price:	$62.83
52 Weeks Ago:	$47.57
52 Week High (on 11/25/2024):	$68.90
52 Week Low (on 4/16/2024):	$45.75

The following graph sets forth the daily closing prices of the KRE Shares for the period from January 1, 2020 through February 3, 2025. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the KRE Shares for each quarter in the same period. The closing price of the KRE Shares on February 3, 2025 was $62.83. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the KRE Shares should not be taken as an indication of its future performance, and no assurance can be given as to the level of the KRE Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the SPDR® S&P® Regional Banking ETF – Daily Closing Prices January 1, 2020 to February 3, 2025

February 2025 Page 22

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

SPDR® S&P® Regional Banking ETF (CUSIP 78464A698)	High ($)	Low ($)	Period End ($)
2020
First Quarter	58.41	28.13	32.59
Second Quarter	46.02	29.52	38.39
Third Quarter	41.18	33.90	35.68
Fourth Quarter	51.95	35.92	51.95
2021
First Quarter	71.10	51.71	66.34
Second Quarter	71.33	63.66	65.53
Third Quarter	68.61	59.87	67.75
Fourth Quarter	75.45	66.81	70.85
2022
First Quarter	78.78	67.01	68.90
Second Quarter	68.24	56.85	58.09
Third Quarter	68.54	56.83	58.88
Fourth Quarter	65.49	56.83	58.74
2023
First Quarter	64.79	42.24	43.86
Second Quarter	44.59	36.08	40.83
Third Quarter	49.04	40.59	41.77
Fourth Quarter	53.82	38.57	52.43
2024
First Quarter	53.00	46.83	50.28
Second Quarter	51.19	45.75	49.10
Third Quarter	59.23	47.94	56.60
Fourth Quarter	68.90	54.59	60.35
2025
First Quarter (through February 3, 2025)	64.32	58.31	62.83

This document relates only to the securities offered hereby and does not relate to the KRE Shares. We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KRE Shares (and therefore the price of the KRE Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the KRE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KRE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of

February 2025 Page 23

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

investing in the securities. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal weighted index composed of stocks in the S&P® Total Market Index that are classified as part of the Regional Banks sub-industry under the Global Industry Classification Standard. For additional information about the S&P® Regional Banks Select Industry Index, see the information set forth under “Regional Banks Select Industry Index” in the accompanying index supplement.

February 2025 Page 24

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

VanEck® Gold Miners ETF Overview

The VanEck® Gold Miners ETF is an exchange-traded fund managed by VanEck, a registered investment company that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index. VanEck® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the GDX Shares is accurate or complete.

Information as of market close on February 3, 2025:

Ticker Symbol:	GDX UP
Current Share Price:	$39.56
52 Weeks Ago:	$27.36
52 Week High (on 10/22/2024):	$44.09
52 Week Low (on 2/28/2024):	$25.78

The following graph sets forth the daily closing prices of the GDX Shares for the period from January 1, 2020 through February 3, 2025. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GDX Shares for each quarter in the same period. The closing price of the GDX Shares on February 3, 2025 was $39.56. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the GDX Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the GDX Shares at any time, including on the redemption determination dates or the observation dates.

Shares of the VanEck® Gold Miners ETF — Daily Closing Prices January 1, 2020 to February 3, 2025

February 2025 Page 25

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

VanEck® Gold Miners ETF (CUSIP 92189F106)	High ($)	Low ($)	Period End ($)
2020
First Quarter	31.05	19.00	23.04
Second Quarter	37.21	24.03	36.68
Third Quarter	44.53	36.17	39.16
Fourth Quarter	41.42	33.42	36.02
2021
First Quarter	38.51	30.90	32.50
Second Quarter	39.68	33.60	33.98
Third Quarter	35.09	28.91	29.47
Fourth Quarter	34.90	29.33	32.03
2022
First Quarter	38.91	29.30	38.35
Second Quarter	40.87	27.38	27.38
Third Quarter	28.16	21.86	24.12
Fourth Quarter	30.04	22.68	28.66
2023
First Quarter	33.27	26.68	32.35
Second Quarter	35.87	29.22	30.11
Third Quarter	32.63	26.91	26.91
Fourth Quarter	31.98	25.91	31.01
2024
First Quarter	31.62	25.78	31.62
Second Quarter	37.24	32.03	33.93
Third Quarter	41.64	33.89	39.82
Fourth Quarter	44.09	33.77	33.91
2025
First Quarter (through February 3, 2025)	39.56	34.58	39.56

This document relates only to the securities offered hereby and does not relate to the GDX Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDX Shares (and therefore the price of the GDX Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDX Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the GDX Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDX Shares.

MarketVectorSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

February 2025 Page 26

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The NYSE Arca Gold Miners Index includes common stocks, American depositary receipts (“ADRs”) or global depositary receipts (“GDRs”) of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For additional information about the NYSE Arca Gold Miners Index, please see the information set forth under “NYSE Arca Gold Miners Index” in the accompanying index supplement.

February 2025 Page 27

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying index publisher:	Nasdaq OMX Group, Inc., or any successor thereof.
Share underlying index:	With respect to the KRE Shares, the S&P® Regional Banks Select Industry Index With respect to the GDX Shares, the NYSE Arca Gold Miners Index
Share underlying index publisher:	With respect to the KRE Shares, S&P® Dow Jones Indices LLC, or any successor thereof With respect to the GDX Shares, ICE Data Indices, LLC, or any successor thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day or non-trading day, as applicable, or certain market disruption events with respect to any of the underlyings so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early

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Principal at Risk Securities

redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax

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All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward

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Principal at Risk Securities

or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a

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Principal at Risk Securities

U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble

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Principal at Risk Securities

to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the KRE Shares and the GDX Shares, in stocks constituting the NDXT Index or the share underlying indices and in futures and/or options contracts on the NDXT Index, the KRE Shares, the GDX Shares, the share underlying indices or their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of one or more of the underlyings and, therefore, could increase (i) the level at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the coupon barrier level for such underlying, which is the level at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlyings), and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final observation date, by purchasing and selling the KRE Shares and the GDX Shares, the stocks constituting the NDXT Index or the share underlying indices, futures or options contracts on the NDXT Index, the KRE Shares, the GDX Shares, the share underlying indices or their component stocks listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlyings on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level

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All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Principal at Risk Securities

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

●the security must be included in the Nasdaq-100 Index®

●the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

●if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

●the issuer of the security generally may not currently be in bankruptcy proceedings;

●each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

●the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

●the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

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Principal at Risk Securities

(1)The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)The End of Day (EOD) price refers to the Last Sale Price; or

(4)The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

●listing on an ineligible index exchange;

●a security is not classified under the Technology Subsector according to the ICB;

●merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

●if a company is organized as a REIT;

●if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

●if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due February 17, 2028, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the VanEck® Gold Miners ETF and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

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The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

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